UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): October 19, 2005

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200
_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 2.02 Results of Operations and Financial Condition.

Item 9.01 Financial Statements and Exhibits.

Signatures

Exhibit Number	Description
99 Revised Press Release dated November 7, 2005.

Item 2.02 Results of Operations and Financial Condition.

On October 19, 2005, Modine Manufacturing Company (“Modine”) issued a press release reporting its financial results for the quarter ended September 26, 2005. A copy of the press release was attached as an exhibit to Modine’s Form 8-K furnished on October 20, 2005 (the “Initial Form 8-K”). In the Initial Form 8-K, Modine’s press release reported a non-cash charge to discontinued operations as a result of the spin off of the Aftermarket business of $50.8 million.

On November 7, 2005, Modine is issuing a revised press release to report (1) that it recorded a charge to discontinued operations in the second quarter of fiscal 2006 of $54.1 million as a result of the spin off of the Aftermarket business. This charge to discontinued operations was comprised of $53.6 million in non-cash charges and $0.5 million in unreimbursed expenses incurred as part of the transaction. Financial statements were included with the revised press release, incorporating the effect of the $54.1 million change on net earnings, earnings per share and comprehensive earnings. Certain other minor offsetting reclassifications have been made within the earnings from continuing operations portion of the earnings statement and within the operating activities portion of the statement of cashflows. These reclassifications had no effect on the earnings from continuing operations or on the cashflows provided by operating activities as reported on the earlier press release

This amendment is being furnished solely to include the revised press release updating the items referenced above. A copy of the revised press release is being attached as Exhibit 99 to this Current Report on Form 8-K/A, which is being furnished, but not filed, pursuant to Item 2.02 of this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99 Revised Press Release dated November 7, 2005.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D.B. Rayburn
D.B. Rayburn President and Chief Executive Officer

By: /s/ D.R. Zakos
D.R. Zakos Vice President, General Counsel and Secretary
Date: November 7, 2005

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99 Revised Press Release dated November 7, 2005.